LEISURE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

DreamWorks Animation SKG,

Inc. — Class A*†

2,323 $

59,329

McDonald's Corp.

6,701 $

394,756

Ameristar Casinos, Inc.†

2,128

58,605

Walt Disney Co.

10,877

351,109

Life Time Fitness, Inc.*†

1,153

57,281

Time Warner, Inc.

20,531

338,967

Brinker International, Inc.

2,871

56,157

News Corp. — Class A

14,179

290,528

Take-Two Interactive Software,

Viacom, Inc. — Class B*

5,757

252,847

Inc.*†

2,956

54,538

Las Vegas Sands Corp.*†

2,387

245,980

Callaway Golf Co.†

3,008

52,429

Carnival Corp.

5,126

228,056

Gaylord Entertainment Co.*†

1,284

51,963

MGM Mirage, Inc.*

2,479

208,286

Sonic Corp.*

2,371

51,925

Yum! Brands, Inc.

5,435

207,997

Jack in the Box, Inc.*

1,982

51,076

Electronic Arts, Inc.*†

3,358

196,141

Pinnacle Entertainment, Inc.*†

2,082

49,052

Harrah's Entertainment, Inc.

2,155

191,256

Brunswick Corp.†

2,844

48,490

International Game

International Speedway Corp.

Technology, Inc.†

4,006

175,984

— Class A

1,171

48,222

Starbucks Corp.*†

7,766

158,970

Panera Bread Co. — Class A*†

1,180

42,268

Activision, Inc.*

5,121

152,094

Pool Corp.†

1,972

39,105

Marriott International, Inc. —

Live Nation, Inc.*†

2,458

35,690

Class A

4,354

148,820

Warner Music Group Corp.†

5,380

32,603

Royal Caribbean Cruises Ltd.†

3,421

145,187

IHOP Corp.†

750

________

27,435

Wynn Resorts Ltd.

1,259

141,172

Total Common Stocks

Tim Hortons, Inc.†

3,339

123,309

(Cost $4,526,453)

________

6,603,854

Starwood Hotels & Resorts

Face

Worldwide, Inc.

2,747

120,950

Amount

Mattel, Inc.

6,121

116,544

REPURCHASE AGREEMENTS 0.2%

CTC Media, Inc.*

3,740

112,948

Penn National Gaming, Inc.*

1,757

104,629

Collateralized by U.S. Treasury

Eastman Kodak Co.†

4,739

103,642

Obligations

Burger King Holdings, Inc.

3,327

94,853

Lehman Brothers Holdings, Inc.

Hasbro, Inc.

3,454

88,353

issued 12/31/07 at 1.00% due

Bally Technologies Inc.*

1,719

85,469

01/02/08

$

14,993

14,993

Wyndham Worldwide Corp.

3,393

79,939

________

Scientific Games Corp. —

Total Repurchase Agreements

Class A*†

2,274

75,610

(Cost $14,993)

________

14,993

Darden Restaurants, Inc.†

2,622

72,656

SECURITIES LENDING COLLATERAL 18.8%

Orient-Express Hotels Ltd. -

Investment in Securities Lending Short

Class A

1,244

71,555

Term

Chipotle Mexican Grill, Inc.*

580

71,369

Investment Portfolio Held

Boyd Gaming Corp.

2,043

69,605

by U.S. Bank

1,245,860

________

1,245,860

Marvel Entertainment, Inc.*

2,598

69,393

Total Securities Lending Collateral

THQ, Inc.*

2,326

65,570

(Cost $1,245,860)

_____

1,245,860

WMS Industries, Inc.*

1,765

64,670

Total Investments 118.5%

Regal Entertainment Group —

(Cost $5,787,306)

$

________

7,864,707

Class A†

3,556

64,257

Vail Resorts, Inc.*†

1,146

61,666

Liabilities in Excess of Other

Wendy's International, Inc.

2,371

61,267

Assets – (18.5)%

$

________

(1,230,487)

Choice Hotels International,

Net Assets – 100.0%

$

6,634,220

Inc.†

1,844

61,221

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at December 31, 2007.

Polaris Industries, Inc.†

1,270

60,668

Cheesecake Factory, Inc.*

2,505

59,393